Exhibit 99.1

U.S. GoldMining Appoints Mining Industry Veteran Barry Olson as Special Advisor

Anchorage, Alaska – September 3, 2025 – U.S. GoldMining Inc. (NASDAQ: USGO) (“U.S. GoldMining” or the “Company”) is pleased to announce the appointment of Barry Olson as a Special Advisor to the Company effective September 1, 2025.

Barry is an experienced mining industry leader with an established track record of successfully managing and developing multi-billion-dollar international mining projects, including leading the development of Peñasquito, one of Mexico’s largest open pit mines, currently operated by Newmont, the world’s largest gold producer. Barry is currently on the Advisory Committee for Agnico Eagle Mines Ltd. (market capitalization $74 billion1), serves as a director of Discovery Silver (market capitalization $2.5 billion1) and was previously a director of Kirkland Lake Gold Inc. until it was acquired by Agnico Eagle for $10.7 billion (as announced September 28, 2021).

Barry has more than 30 years’ experience in senior management and leading teams in key phases of large-scale mining projects including engineering, construction, start-up and operations. Currently retired since 2013, Barry was previously Senior Vice President of Project Development with Goldcorp Inc. (2006 – 2013) and earlier held general manager roles with Coeur Mining Inc. (2001 – 2006) and Amax Gold Inc. (1988 – 1998). During his tenure with Goldcorp, Barry successfully led the development of Peñasquito, on schedule and on budget, as well as other major development projects in Chile, Argentina and Canada.

Alastair Still, Chair of the Board of Directors of U.S. GoldMining, commented: “U.S. GoldMining is thrilled to welcome Barry Olson as a Special Advisor to the Company as we advance towards delivering the first initial assessment study (PEA) on our Whistler Gold-Copper Project in Alaska. Barry’s valuable experience, in successfully building and operating large-scale mines throughout the Americas, is an important addition to the U.S. GoldMining team as we advance studies which we believe could unlock opportunities to develop a robust potential future mining opportunity. Having recently announced a State of Alaska led transformative access initiative that would directly connect the Whistler Project with existing transportation and energy infrastructure within the greater Anchorage region of Southcentral Alaska and combined with the launch of our 2025 exploration campaign that will explore multiple targets across our mineral district-scale Whistler Project land package, we are excited about the near-term and long-term opportunities to advance development of the Whistler Project.”

About U.S. GoldMining Inc.

U.S. GoldMining Inc. is an exploration and development company focused on advancing the 100% owned Whistler Gold-Copper Project, located 105 miles (170 kilometers) northwest of Anchorage, Alaska, U.S.A. The Whistler Project consists of several gold-copper porphyry deposits and exploration targets within a large regional land package entirely on State of Alaska Mining claims totaling approximately 53,700 acres (217.5 square kilometers). The Whistler Project Mineral Resource Estimate comprises 294 Mt at 0.68 g/t AuEq for 6.48 Moz AuEq Indicated, plus 198 Mt at 0.65 g/t AuEq for 4.16 Moz AuEq Inferred.

Visit www.usgoldmining.us for more information, including high resolution figures.

1Market capitalization expressed in USD based on market data and foreign exchange, as applicable, at end of day September 2, 2025.

For additional information, please contact:

U.S. GoldMining Inc.

Alastair Still, Chair

Tim Smith, Chief Executive Officer

Telephone Toll Free: 1-833-388-9788

Email: info@usgoldmining.us

Forward-Looking Statements

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” within the meaning of the United States federal securities laws and “forward-looking information” within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”). Such statements include statements with regard to the Company’s expectations regarding the Project and planned PEA. Words such as “expects”, “anticipates”, “plans”, estimates” and “intends” or similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on U.S. GoldMining’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict and involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of future exploration may not confirm expectations, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals or permits, title disputes other risks inherent in the exploration and development of mineral properties and the other risk factors set forth in the Company’s filings with the U.S. Securities and Exchange Commission at.www.sec.gov and Canadian Securities Administrators at www.sedarplus.ca. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release. Forward-looking statements contained in this news release are made as of this date, and U.S. GoldMining does not undertake any duty to update such information except as required under applicable law.